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                         EXHIBIT INDEX


EXHIBIT NO.      TITLE OF DOCUMENT

    23.     1a.  Consents of Kenny S&P Evaluation
                 Services, a division of J.J. Kenny
                 Co., Inc.

            1b.  Consent of Deloitte & Touche LLP

    27           Financial Data Schedule